Exhibit 99.1

Dr. Isabella Cunningham to Depart Viad Board of Directors

Board will be Reduced to Eight Members

PHOENIX, March 4, 2019 - Viad Corp (NYSE:VVI) today announced that, after 13 years of dedicated service as a director, Dr. Isabella Cunningham has decided not to stand for re-election at its May 2019 annual meeting of shareholders.  Following the completion of her current term, she will serve in the capacity of Director Emeritus until December 31, 2019.  Upon her departure, the Board will consist of eight directors, seven of whom are independent.

Richard H. Dozer, chairman of Viad, said, “On behalf of Viad and my fellow board members, I want to thank Isabella for her years of dedicated service to Viad and its shareholders.  With deep expertise in marketing and advertising, she has helped guide the Company through important changes, including the realignment of various business units into two focused groups, and the development and execution of a strategic plan that is driving growth and enhancing shareholder value.  Isabella is a valued colleague and we wish her well."

Cunningham said, "It has been a pleasure and an honor to serve Viad and its shareholders during such a dynamic period, and it is rewarding to see that our efforts are resulting in meaningful shareholder value creation. I have much confidence in the Company’s continued success.”

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two business units: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, and Reykjavik, Iceland (opening in Summer 2019) that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contacts

Carrie Long

Viad Investor Relations

(602) 207-2681

ir@viad.com

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	fluctuations in general economic conditions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters and other catastrophic events;
•	the impact of recent U.S. tax legislation;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	the effects of changes in the U.S. trade policy.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.